Exhibit 99.1
Enphase Energy Reports Financial Results for the Second Quarter of 2019
FREMONT, Calif., July 30, 2019 - Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company and the world’s leading supplier of solar microinverters, announced today financial results for the second quarter of 2019, which included the summary below from its President and CEO, Badri Kothandaraman.
Highlights for the second quarter of 2019 included:

•	Revenue of $134.1 million; IQ 7 shipments at 98% of all microinverters

•	Cash flows from operating activities of $14.8 million; ending cash balance of $206.0 million

•	GAAP gross margin of 33.8%; non-GAAP gross margin of 34.1%

•	GAAP operating expenses of $27.9 million; non-GAAP operating expenses of $22.5 million

•	GAAP operating income of $17.4 million; non-GAAP operating income of $23.2 million

•	GAAP net income of $10.6 million; non-GAAP net income of $23.2 million

•	GAAP diluted EPS of $0.08; non-GAAP diluted EPS of $0.18
Our revenue and earnings for the second quarter are given below, compared with those of the prior quarter and the year ago quarter:
(In thousands, except per share data and percentages)

	GAAP			Non-GAAP
	Q2 2019	Q1 2019	Q2 2018	Q2 2019	Q1 2019	Q2 2018
Revenue	$134,094	$100,150	$75,896	$134,094	$100,150	$75,896
Gross margin	33.8%	33.3%	29.9%	34.1%	33.5%	30.5%
Operating income (loss)	$17,447	$7,134	$(558)	$23,227	$11,282	$4,133
Net income (loss)	$10,618	$2,765	$(3,738)	$23,173	$9,528	$1,550
Basic EPS	$0.09	$0.03	$(0.04)	$0.20	$0.09	$0.02
Diluted EPS	$0.08	$0.02	$(0.04)	$0.18	$0.08	$0.01
Our second quarter revenue was $134.1 million, an increase of 34% sequentially and an increase of 77% year-over year. We shipped approximately 416 megawatts DC, or 1,283,680 microinverters. We continued to see strong demand across the board from our customers. While demand continued to outstrip available supply, we were able to increase capacity to better support our customers. As stated before, we are on track to have a supply of approximately two million microinverters in the fourth quarter of 2019.
Our non-GAAP gross margin was 34.1%, an increase of 60 basis points from 33.5% in the first quarter of 2019. The non-GAAP gross margin was negatively impacted by approximately 330 basis points due to expedite fees related to component shortages, compared to approximately 280 basis points in the prior quarter. The expedite fees were in the form of air shipments that we chose to make in order to service our customers. Non-GAAP operating expenses were $22.5 million, compared to $22.3 million in the prior quarter.
We exited the second quarter with $206.0 million in cash and generated $14.8 million in cash flows from operations. The second quarter cash balance included net proceeds of approximately $115 5 million on June 5, 2019 associated with the issuance of $132.0 million aggregate principal amount of convertible senior notes due 2024 and the repurchase of $60.0 million aggregate principal amount of convertible notes due 2023 in exchange for shares of Enphase Energy common stock and separate cash payments. Inventory was $20.1 million in the second quarter, compared to $13.0 million in the first quarter of 2019 and $17.5 million in the second quarter of 2018.

BUSINESS HIGHLIGHTS
On June 10, 2019, Enphase Energy announced that more than 500 solar installation companies in the U.S. have benefitted from significantly reduced solar design complexity and logistics by adopting Enphase Energized™ AC Modules (ACMs). Enphase Energized AC Modules, first released in October 2017, are factory-assembled, tested and sold by Enphase ACM partners, including SunPower, Panasonic and Solaria. Enphase Energized AC Modules are built by strategic module partners who integrate Enphase microinverters with PV modules on the manufacturing line. ACMs are tested for performance, reliability, and quality right on the manufacturing line and allow solar installers to offer premium solutions to homeowners.
On June 17, 2019, Enphase Energy announced that it renewed its low-income solar partnership with GRID Alternatives, a national leader in making renewable energy technology and job training accessible to underserved communities. Through the donation of microinverters, Enphase will help GRID Alternatives meet its goal of installing more than 10 megawatts of solar power in 2019, helping families and affordable housing providers save millions of dollars in energy costs and providing hands-on solar installation training to over 4,000 individuals.
On July 1, 2019, Enphase Energy announced the first shipment of seventh-generation Enphase IQ™ microinverters produced in Mexico as part of its expanded manufacturing agreement with Flex. As previously announced, Enphase plans to sell products produced in Mexico into the U.S. market to mitigate tariffs, increase global capacity and improve customer delivery times.

THIRD QUARTER 2019 FINANCIAL OUTLOOK
For the third quarter of 2019, Enphase Energy estimates both GAAP and non-GAAP financial results as follows:

•	Revenue to be within a range of $170 million to $180 million, including a range of $6 million to $10 million for ITC safe harbor

•	GAAP and non-GAAP gross margin to be within a range of 33% to 36%

•
GAAP operating expenses to be within a range of $28.5 million to $30.5 million, including a total of approximately $5.0 million estimated for stock-based compensation expenses and acquisition related expenses and amortization

•
Non-GAAP operating expenses to be within a range of $23.5 million to $25.5 million, excluding a total of approximately $5.0 million estimated for stock-based compensation expenses and acquisition related expenses and amortization

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Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this press release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. Non-GAAP financial measures presented by the Company include non-GAAP gross profit, gross margin, operating expenses, income (loss) from operations, net income (loss) and net income (loss) per share.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
As presented in the “Reconciliation of Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of the Company’s current operating performance and a comparison to its past operating performance:
Stock-based compensation expense. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by the Company’s stock price at the time of an award over which management has limited to no control.
Restructuring charges. The Company excludes restructuring charges due to the nature of the expenses being unplanned and arising outside the ordinary course of continuing operations. These costs primarily consist of fees paid for restructuring-related management consulting services, cash-based severance costs and modification of stock-based compensation related to workforce reduction actions, asset write-downs of property and equipment and lease loss reserves, and other contract termination costs resulting from restructuring initiatives.
Reserve for non-recurring legal matter. This item represents a charge taken for the potential settlement cost related to a dispute with a vendor. This item is excluded as it relates to a specific matter and is not reflective of the Company’s ongoing financial performance.
Acquisition related expenses and amortization. This item represents expenses incurred related to the Company’s acquisition of SunPower’s microinverter business, which are non-recurring in nature, and amortization of acquired intangible assets, which is a non-cash expense. Acquisition related expenses and amortization of acquired intangible assets are not reflective of the Company's ongoing financial performance.

Non-recurring debt prepayment fees and non-cash interest. This item consists primarily of amortization of debt issuance costs, accretion of debt discount and non-recurring debt settlement costs, because these expenses does not represent a cash outflow for the Company except in the period the financing was secured or when the financing was settled, and such amortization expense or settlement of debt costs is not reflective of the Company’s ongoing financial performance.

Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its second quarter 2019 results and third quarter 2019 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The call is open to the public by dialing (877) 644-1284; participant passcode 1397564. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s website at investor.enphase.com. Following the webcast, an archived version will be available on the website for one year. In addition, an audio replay of the conference call will be available by calling (855) 859-2056; participant passcode 1397564, beginning approximately one hour after the call.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Enphase Energy’s expected future financial performance; the capabilities and performance of our technology and products, including the anticipated market adoption of current and future products; the reduction in design complexity and logistics, and the potential for savings in energy costs; performance in operations, including reducing cycle times, mitigating tariff risks, product availability and component supply management, and product quality and reliability. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those risks described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC and available on the SEC’s website at www.sec.gov. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.
A copy of this press release can be found on the investor relations page of Enphase Energy’s website at investor.enphase.com.

About Enphase Energy, Inc.
Enphase Energy, a global energy technology company, delivers smart, easy-to-use solutions that connect solar generation, storage and management on one intelligent platform. The Company revolutionized the solar industry with its microinverter technology, and we produce a fully-integrated solar plus storage solution. Enphase has shipped more than 21 million microinverters, and over 940,000 Enphase systems have been deployed in 130 countries. For more information, visit www.enphase.com.
Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc. Other names are for informational purposes and may be trademarks of their respective owners.

Contact:
Christina Carrabino
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7354

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$134,094	$75,896	$234,244	$145,868
Cost of revenues	88,775	53,195	155,586	104,851
Gross profit	45,319	22,701	78,658	41,017
Operating expenses:
Research and development	9,604	9,462	18,128	17,082
Sales and marketing	9,054	6,828	16,487	13,055
General and administrative	8,583	6,969	18,463	13,913
Restructuring charges	631	—	999	—
Total operating expenses	27,872	23,259	54,077	44,050
Income (loss) from operations	17,447	(558)	24,581	(3,033)
Other expense, net
Interest income	593	154	804	247
Interest expense	(1,351)	(2,423)	(5,102)	(4,809)
Other expense, net	(5,480)	(572)	(5,961)	(698)
Total other expense, net	(6,238)	(2,841)	(10,259)	(5,260)
Income (loss) before income taxes	11,209	(3,399)	14,322	(8,293)
Provision for income taxes	(591)	(339)	(939)	(573)
Net income (loss)	$10,618	$(3,738)	$13,383	$(8,866)
Net income (loss) per share:
Basic	$0.09	$(0.04)	$0.12	$(0.09)
Diluted	$0.08	$(0.04)	$0.11	$(0.09)
Shares used in per share calculation:
Basic	113,677	97,321	110,951	94,026
Diluted	130,737	97,321	129,400	94,026

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$205,959	$106,237
Accounts receivable, net	97,537	78,938
Inventory	20,094	16,267
Prepaid expenses and other assets	26,261	20,860
Total current assets	349,851	222,302
Property and equipment, net	21,532	20,998
Operating lease, right of use asset	12,304	—
Intangible assets, net	32,943	35,306
Goodwill	24,783	24,783
Other assets	40,105	36,548
Total assets	$481,518	$339,937
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,989	$48,794
Accrued liabilities	33,536	29,010
Deferred revenues, current	33,577	33,119
Warranty obligations, current	7,468	8,083
Debt, current	3,043	28,155
Total current liabilities	143,613	147,161
Long-term liabilities:
Deferred revenues, noncurrent	82,288	76,911
Warranty obligations, noncurrent	25,526	23,211
Other liabilities	12,930	3,250
Debt, noncurrent	99,890	81,628
Total liabilities	364,247	332,161
Total stockholders’ equity	117,271	7,776
Total liabilities and stockholders’ equity	$481,518	$339,937

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$13,383	$(8,866)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,694	4,469
Provision for doubtful accounts	207	753
Non-cash interest expense	2,266	1,133
Financing fees on extinguishment of debt	2,152	—
Fees paid for repurchase and exchange of convertible notes due 2023	6,000	—
Stock-based compensation	8,224	5,860
Changes in operating assets and liabilities:
Accounts receivable	(19,104)	5,897
Inventory	(3,827)	8,528
Prepaid expenses and other assets	(9,568)	(1,551)
Accounts payable, accrued and other liabilities	16,805	(3,817)
Warranty obligations	1,699	1,826
Deferred revenues	5,904	(6,791)
Net cash provided by operating activities	31,835	7,441
Cash flows from investing activities:
Purchases of property and equipment	(3,176)	(1,475)
Net cash used in investing activities	(3,176)	(1,475)
Cash flows from financing activities:
Issuance of convertible notes due 2024, net of issuance costs	128,040	—
Purchase of convertible note hedges	(36,313)	—
Sale of warrants	29,819	—
Fees paid for repurchase and exchange of convertible notes due 2023	(6,000)	—
Principal payments and financing fees on debt	(45,122)	(3,129)
Proceeds from issuance of common stock, net of issuance costs	—	19,923
Proceeds from debt, net of issuance costs	—	5,580
Proceeds from issuance of common stock under employee stock plans, net	532	1,370
Net cash provided by financing activities	70,956	23,744
Effect of exchange rate changes on cash	107	(383)
Net increase in cash and cash equivalents	99,722	29,327
Cash and cash equivalents—Beginning of period	106,237	29,144
Cash and cash equivalents—End of period	$205,959	$58,471

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Gross profit (GAAP)	$45,319	$33,339	$22,701	$78,658	$41,017
Stock-based compensation	386	231	417	617	615
Gross profit (Non-GAAP)	$45,705	$33,570	$23,118	$79,275	$41,632

Gross margin (GAAP)	33.8%	33.3%	29.9%	33.6%	28.1%
Stock-based compensation	0.3%	0.2%	0.6%	0.2%	0.4%
Gross margin (Non-GAAP)	34.1%	33.5%	30.5%	33.8%	28.5%

Operating expenses (GAAP)	$27,872	$26,205	$23,259	$54,077	$44,050
Stock-based compensation (1)	(4,217)	(3,003)	(3,871)	(7,220)	(5,245)
Restructuring	(631)	(368)	—	(999)	—
Reserve for non-recurring legal matter	—	—	—	—	(1,765)
Acquisition related expenses and amortization	(546)	(546)	(403)	(1,092)	(403)
Operating expenses (Non-GAAP)	$22,478	$22,288	$18,985	$44,766	$36,637

(1) Includes stock-based compensation as follows:
Research and development	$1,128	$716	$1,149	$1,844	$1,767
Sales and marketing	1,360	999	997	2,359	1,358
General and administrative	1,729	1,288	1,725	3,017	2,120
Total	$4,217	$3,003	$3,871	$7,220	$5,245

Income (loss) from operations (GAAP)	$17,447	$7,134	$(558)	$24,581	$(3,033)
Stock-based compensation	4,603	3,234	4,288	7,837	5,860
Restructuring	631	368	—	999	—
Reserve for non-recurring legal matter	—	—	—	—	1,765
Acquisition related expenses and amortization	546	546	403	1,092	403
Income from operations (Non-GAAP)	$23,227	$11,282	$4,133	$34,509	$4,995

Net income (loss) (GAAP)	$10,618	$2,765	$(3,738)	$13,383	$(8,866)
Stock-based compensation	4,603	3,234	4,288	7,837	5,860
Restructuring	631	368	—	999	—
Reserve for non-recurring legal matter	—	—	—	—	1,765
Acquisition related expenses and amortization	546	546	403	1,092	403
Non-recurring debt prepayment fees and non-cash interest	6,775	2,615	597	9,390	1,132
Net income (Non-GAAP)	$23,173	$9,528	$1,550	$32,701	$294

Net income (loss) per share, basic (GAAP)	$0.09	$0.03	$(0.04)	$0.12	$(0.09)
Stock-based compensation	0.04	0.03	0.04	0.07	0.06
Restructuring	0.01	—	—	0.01	—
Reserve for non-recurring legal matter	—	—	—	—	0.02
Acquisition related expenses and amortization	—	0.01	0.01	0.01	—
Non-recurring debt prepayment fees and non-cash interest	0.06	0.02	0.01	0.08	0.01
Net income per share, basic (Non-GAAP)	$0.20	$0.09	$0.02	$0.29	$—

Shares used in basic per share calculation GAAP and Non-GAAP	113,677	108,195	97,321	110,951	94,026

Net income (loss) per share, diluted (GAAP)	$0.08	$0.02	$(0.04)	$0.11	$(0.09)
Stock-based compensation	0.04	0.03	0.04	0.06	0.06
Restructuring	0.01	—	—	0.01	—
Reserve for non-recurring legal matter	—	—	—	—	0.02
Acquisition related expenses and amortization	—	0.01	—	0.01	—
Non-recurring debt prepayment fees and non-cash interest	0.05	0.02	0.01	0.07	0.01
Net income per share, diluted (Non-GAAP) (2)	$0.18	$0.08	$0.01	$0.26	$—

Shares used in diluted per share calculation GAAP	130,737	115,863	97,321	129,400	94,026
Shares used in diluted per share calculation Non-GAAP	130,737	127,564	105,169	129,400	100,766

(2)
Calculation of non-GAAP diluted net income per share for the three months ended June 30, 2019 and March 31, 2019 excludes convertible notes due 2023 interest expense, net of tax of $0.4 million and $0.5 million, respectively, from non-GAAP net income. Calculation of non-GAAP diluted net income per share for the six months ended June 30, 2019 excludes convertible notes due 2023 interest expense, net of tax of $0.8 million from non-GAAP net income.